UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2011, EH Holding Corporation (the “Company”), a wholly-owned subsidiary of EchoStar Corporation, entered into an Indenture (the “Secured Indenture”), among the Company, the guarantors named on the signature pages thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent, relating to the Company’s issuance of $1.1 billion aggregate principal amount of its 6½% Senior Secured Notes due 2019 (the “Secured Notes”) at an issue price of 100.0%.  On the same date, the Company also entered into an Indenture (the “Unsecured Indenture” and, together with the Secured Indenture, the “Indentures”), among the Company, the Guarantors and the Trustee, relating to the Company’s issuance of $900 million aggregate principal amount of its 7 5/8% Senior Notes due 2021 at an issue price of 100.0% (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). Copies of the Secured Indenture and the Unsecured Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference. For a description of the material terms of the Indentures and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 1, 2011, the Company issued $1.1 billion aggregate principal amount of Secured Notes pursuant to the Secured Indenture at an issue price of 100.0% and $900 million aggregate principal amount of Unsecured Notes pursuant to the Unsecured Indenture at an issue price of 100.0%. The Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.  The Company deposited the gross proceeds from the offering of the Notes into escrow upon the closing of the offering, which will be released from escrow immediately prior to the closing of the Company’s acquisition of Hughes Communications, Inc.  If such acquisition does not occur on or prior to November 13, 2011, or if the related merger agreement is terminated at any time prior to November 13, 2011, the Company will be required to apply these funds, together with available cash, to redeem all of the Notes at a redemption price equal to the aggregate issue price of the Notes, plus accrued and unpaid interest.

The Secured Notes bear interest at a rate of 6.50% per annum and mature on June 15, 2019, and the Unsecured Notes bear interest at a rate of 7.625% per annum and mature on June 15, 2021. Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year, starting on December 15, 2011, to the holders of record of such Notes at the close of business on the June 1 or December 1, respectively, preceding such interest payment date.  The Secured Notes are the Company’s secured senior obligations and are secured equally and ratably by security interests in substantially all existing and future tangible and intangible assets of the Company and the Guarantors on a first priority basis, subject to certain exceptions.  The Unsecured Notes are the Company’s unsecured senior obligations and rank equally with all of the Company’s existing and future senior indebtedness and effectively junior to any secured indebtedness up to the value of the assets securing such indebtedness.  The guarantees in respect of the Secured Notes rank equally with all of the Guarantors’ existing and future senior indebtedness and effectively senior to such Guarantors’ existing and future obligations to the extent of the value of the assets securing the Secured Notes.  The guarantees in respect of the Unsecured Notes rank equally with all of the Guarantors’ existing and future senior indebtedness, and effectively junior to any secured indebtedness of the Guarantors up to the value of the assets securing such indebtedness.

The Indentures contain covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries to (i) incur additional debt; (ii) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (iii) make certain investments; (iv) create liens or enter into sale and leaseback transactions; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants include certain exceptions.

The Company, at its option, may at any time and from time to time redeem all or any portion of the Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indentures. The Company may also redeem up to 10% of the outstanding Secured Notes per year at any time prior to June 15, 2015 at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest, if any.  The Company, at any time prior to June 15, 2014, may also redeem up to 35% of the aggregate principal amount of the Secured Notes, at a redemption price equal to 106.50% of the principal amount of the Secured Notes being redeemed, and up to 35% of the aggregate principal amount of the Unsecured Notes, at a redemption price equal to 107.625% of the principal amount of the Unsecured Notes being redeemed, with the net cash proceeds from certain equity offerings or capital contributions.

The Indentures provide for customary events of default, including, among other things, nonpayment, breach of the covenants in the Indentures, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with interest, if any, accrued thereon.

Under the terms of a Registration Rights Agreement, the Company has agreed to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes.

The description set forth above is qualified in its entirety by the Indentures and the Registration Rights Agreement filed herewith as exhibits.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1

Indenture, relating to the Secured Notes, dated as of June 1, 2011, among the Company, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee and collateral agent.

Exhibit 4.2	Indenture, relating to the Unsecured Notes, dated as of June 1, 2011, among the Company, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.3	Registration Rights Agreement, dated as of June 1, 2011, among the Company, the guarantors named on the signature pages thereto and Deutsche Bank Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: June 1, 2011	By:	/s/ R. Stanton Dodge
R. Stanton Dodge Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1

Indenture, relating to the Secured Notes, dated as of June 1, 2011, among the Company, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee and collateral agent.

Exhibit 4.2	Indenture, relating to the Unsecured Notes, dated as of June 1, 2011, among the Company, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.3	Registration Rights Agreement, dated as of June 1, 2011, among the Company, the guarantors named on the signature pages thereto and Deutsche Bank Securities Inc.